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                                                                     EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated as of July 31, 2003 (the "Effective Date"), is entered into by and among TEI Acquisition, Inc., a Nevada corporation ("TAI"), The Entity, Inc., a Colorado corporation and the parent corporation of TAI ("Holdings"), Larry M. Carr, the majority shareholder of Holdings ("Holdings Shareholder"), Boundless Motor Sports Racing, Inc., a Nevada corporation (the "Company"), and Bobby Hartslief, Paul Kruger, Jesse Shelmire, Leslie Wulf and Rick Dahlson (each, a "Company Shareholder", and collectively, the "Company Shareholders").

                                    RECITALS

         WHEREAS, the boards of directors of TAI, Holdings and the Company have adopted this Agreement and Plan of Merger, providing for the merger of TAI with and into the Company (the "Merger") under the Nevada Revised Statutes (the "NRS") in accordance with the provisions of this Agreement and have recommended the Merger to their respective shareholders for approval;

         WHEREAS, the parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below).

                                    ARTICLE I
                                   DEFINITIONS

         Certain terms used in this Agreement but not otherwise defined shall have the meanings ascribed thereto in Exhibit A attached hereto.

                                   ARTICLE II
                                   THE MERGER

         2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, TAI will be merged with and into the Company in accordance with this Agreement, and the separate existence of TAI shall cease, and the Company shall continue as the surviving corporation. The Company as it exists from and after the Effective Time, is sometimes referred to hereinafter as the "Surviving Corporation."

         2.2 Effect of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Companies; and all property, real, personal and mixed, and all debts due to any of the Constituent Companies on whatever account, including subscriptions to shares, and all other things in action and all and every other interest, of or belonging to each of the Constituent Companies, shall be vested in the Surviving Corporation without further act or deed and without any transfer or assignment having occurred; and all property, rights, privileges, immunities and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Companies, and the title to any real estate vested by deed or otherwise in either of the Constituent Companies shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Companies shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent

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Companies shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; and all other effects of the Merger specified in the NRS shall result therefrom.

         2.3 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to this Agreement, the parties hereto will cause the Merger to be consummated by filing with the appropriate agency of the State of Nevada properly executed Articles of Merger, substantially in the form attached as Exhibit B, incorporating, to the extent required by the laws of the State of Nevada, this Agreement.

         2.4 Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of Surviving Corporation, as amended by the Articles of Merger from and after the Effective Time shall be the Articles of Incorporation of the Company until thereafter amended in accordance with the provisions therein and as provided by the NRS. The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of the Company as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the NRS. The directors of the Surviving Corporation shall be: Leslie Wulf, Paul Kruger and Jesse Shelmire, until their successors are duly elected and qualified, and the officers of the Surviving Corporation shall be the officers of the Company holding such positions immediately prior to the Effective Time until their respective successors are duly appointed and qualified.

         2.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, TAI or any holder of any shares of capital stock of TAI or the Company:

                  (a) Each share of Company Stock that is held in the treasury of the Company or of any of its subsidiaries shall be canceled and retired and no capital stock of the Surviving Corporation or Holdings, cash or other consideration shall be paid or delivered in exchange therefore.

                  (b) Each remaining outstanding share of Company Stock shall be converted into the right to receive one share of duly authorized, validly issued, fully paid and non-assessable shares of Holdings Common Stock (13,461,200 in the aggregate), without interest (the "Merger Price").

                  (c) Each outstanding share of TAI shall be converted into one (1) share of common stock of the Surviving Corporation.

         2.6 Merger Payment Procedure. As soon as practicable after the Effective Time, the Surviving Corporation will distribute to holders of record of the Company Stock so converted, upon surrender to the Surviving Corporation of one or more certificates for such shares of the Company Stock for cancellation, a certificate representing the proportionate share of Holdings Common Stock due as a result of the Merger. In no event shall the holder of any surrendered certificates for shares of the Company Stock be entitled to receive interest on account of any shares of Holdings Common Stock due as a result of the Merger.

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         2.7      Closing of the Company Transfer Books. At the Effective Time,
the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made.

         2.8 Reorganization under Section 368(a) of the Code. The parties intend that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code and this Agreement are to be interpreted to that effect. Each party agrees to render to the other parties reasonable assistance to preserve that tax treatment,, however, no representation is made by any party hereto as to whether the transactions contemplated hereby will so qualify.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                             COMPANY SHAREHOLDERS

         The Company and the Company Shareholders represent and warrant to TAI, Holdings and the Holdings Shareholder that the statements contained in this
Article III are true and correct as of the date hereof and will be true and correct as of the Closing Date as if made on such date, except as set forth in the Schedules delivered by the Company to Holdings concurrently herewith and which are attached hereto. Notwithstanding any provision in this Agreement to the contrary, any representation or warranty made by a Company Shareholder is made only with respect to the Company and himself or herself and not with respect any other Company Shareholder.

         3.1 Organization. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company (a) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (b) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (c) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except, in each case, where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to the Company, as the case may be. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         3.2      Capital Structure.

                  (a) As of the Effective Date, the authorized capital stock of the Company consists of 13,461,200 shares of Company Stock, and no shares of preferred stock. The Company Shareholders own approximately ninety-four percent (94%) of the issued and outstanding Company Stock. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("Company Voting Debt") of the Company issued and outstanding. Except as set forth on Schedule 3.1, there are no existing (i)

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options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued equity or membership interests of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any equity or membership interest or Company Voting Debt of, or other equity or membership interest in, the Company, as the case may be, (ii) securities convertible into or exchangeable for such equity or membership interests, or (iii) obligations of the Company to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment.

                  (b) There are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of the equity interest of the Company. Except as necessary to consummate the transactions contemplated herein, the Company is not a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire any equity or membership interests of the Company, whether as a result of the transactions contemplated by this Agreement or otherwise.

                  (c) The Company has not (i) made or agreed to make any split of its equity or dividend, or issued or permitted to be issued any equity interests, or securities exercisable for or convertible into equity, of the Company, (ii), repurchased, redeemed or otherwise acquired any equity of the Company, or (iii) declared, set aside, made or paid any dividends or other distributions on the outstanding equity of the Company.

         3.3 Authorization and Validity. The Company and each of the Company Shareholders have the appropriate power and authority and legal right to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution and delivery by the Company and each of the Company Shareholders of this Agreement and the performance of their respective obligations hereunder have been duly authorized by proper corporate or other proceedings, and this Agreement constitutes the legal, valid and binding obligation of the Company and each of the Company Shareholders enforceable against each in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         3.4 No Conflict; Consent. Neither the execution and delivery by the Company and the Company Shareholders of this Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of the Company Shareholders, or (b) the Company's articles of incorporation or bylaws, or (c) the provisions of any indenture, instrument or agreement to which the Company is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or the Company Shareholders is required to be obtained by the Company or the Company Shareholders in connection with the execution and delivery of this Agreement, or the legality, validity, binding effect or enforceability of any of this Agreement. No consent, approval or authorization of, or notice to, any other person or entity, including, without

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limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by the Company or any Company Shareholder or the consummation by it or them of the transactions contemplated hereby.

         3.5 Company Information. The Company was formed on May 9, 2003, and was created for the purpose of the Merger and acquiring and operating racing and race track businesses. The Company has no operations.

         3.6 Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best knowledge of any of its officers, threatened against or affecting the Company which could reasonably be expected to have a Material Adverse Effect with respect to the Company.

         3.7 Material Agreements. Schedule 3.7 lists all agreements, contracts, leases, licenses and other instruments to which the Company is a party; it being acknowledged and agreed that between the date hereof and the Closing Date, the Company may enter into letters of intent and/or purchase agreements with respect to various racing facilities and related entities and services.

         3.8 Compliance With Laws. The Company has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

         3.9 Information Furnished to the Company and Company Shareholders. The Company and each of the Company Shareholders have been provided with, and is familiar with, the financial and other information regarding the business and operations of Holdings, including, but not limited to, the Holdings SEC Documents that the Company and the Company Shareholders deem necessary for evaluating the merits and risks of the transactions contemplated by this Agreement. Each of the Company Shareholders are knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

         3.10 Investment Purposes. The Company Shareholders are acquiring the Holdings Common Stock for investment purposes and not with a view toward resale or distribution thereof, and has no present intention of selling, granting any participation in, or otherwise distributing the Holdings Common Stock.

         3.11 Restricted Securities. The Company Shareholders understand that the shares of Holdings Common Stock will be issued by Holdings pursuant to an exemption from the registration requirements of the Securities Act, and are characterized as "restricted securities" under the Securities Act and may be resold without registration under the Securities Act only in limited circumstances. In connection with the foregoing, each of the Company Shareholders is familiar with Rule 144 and understand the resale limitations imposed thereby on the Holdings Common Stock.

         3.12 Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Company or any of its officers,

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directors or agents or the Company Shareholders with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES HOLDINGS AND
                            THE HOLDINGS SHAREHOLDER

         Holdings and the Holdings Shareholders represent and warrant to the Company and the Company Shareholders that the statements contained in the
Article IV are true and correct as of the date hereof and will be true and correct as of the Closing Date as if made on such date, except as set forth in the Schedules delivered by Holdings to the Company concurrently herewith.

         4.1 Organization. Each of TAI and Holdings is a corporation, duly organized, validly existing and in good standing under the laws of their respective states of incorporation. Each of TAI and Holdings (a) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (b) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (b) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except, in each case, where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to TAI or Holdings, as the case may be. Except for Holdings' ownership of the equity interest in TAI or as otherwise as contemplated herein, neither TAI nor Holdings directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         4.2      Capital Structure.

                  (a) As of the Effective Date, the authorized capital stock of Holdings consists of 100,000,000 shares of Holdings Common Stock, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the Effective Date, (i) [81,400,000] shares of Holdings Common Stock and no shares of preferred stock were issued and outstanding, (ii) no options or warrants for shares of Holdings Common Stock were issued and outstanding; and (iii) no shares of Holdings Common Stock were held in the treasury of the Company. All the outstanding shares of Holdings Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of the Effective Date, TAI has 1,000 authorized and issued shares of common stock, par value $0.01 per share, all of which shares are owned by Holdings. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("Voting Debt") of Holdings or TAI issued and outstanding. Except as set forth above, there are no equity interests of Holdings or TAI authorized, issued or outstanding and there are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued equity interests of Holdings or TAI, obligating Holdings or TAI to issue, transfer or sell or cause to be

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issued, transferred or sold any equity interest or Voting Debt of, or other equity interest in, Holdings or TAI, (ii) securities convertible into or exchangeable for such equity interests or (iii) obligations of Holdings or TAI to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment. Holdings has not granted to any Person any rights to have any securities registered under the Securities Act.

                  (b) There are no voting trusts, proxies, shareholders agreements or other agreements or understandings to which Holdings is a party with respect to the voting or transfer of the equity interests or capital stock of Holdings. Holdings is not a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire any equity interests of Holdings, whether as a result of the transactions contemplated by this Agreement or otherwise.

                  (c) Holdings has not (i) made or agreed to make any split of its equity interests or dividend, or issued or permitted to be issued any equity interests, or securities exercisable for or convertible into equity interests, of Holdings, (ii), repurchased, redeemed or otherwise acquired any equity or membership interests of Holdings, or (iii) declared, set aside, made or paid any dividends or other distributions on the outstanding equity interests of Holdings.

         4.3 Authorization and Validity. TAI, Holdings and the Holdings Shareholder has the appropriate power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by TAI, Holdings and the Holdings Shareholder of this Agreement and the performance of their respective obligations hereunder have been duly authorized by proper corporate and other proceedings, and this Agreement constitutes the legal, valid and binding obligation of TAI, Holdings and the Holdings Shareholder enforceable against it and them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         4.4 No Conflict; Government Consent. Neither the execution and delivery by TAI, Holdings and the Holdings Shareholder of this Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on TAI, Holdings or the Holdings Shareholder, or (b) TAI or Holdings' articles or certificate of incorporation or bylaws, or (c) the provisions of any indenture, instrument or agreement to which either TAI or Holdings is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of TAI or Holdings pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by TAI, Holdings or the Holdings Shareholder is required to be obtained by TAI, Holdings or the Holdings Shareholder in connection with the execution and delivery of this Agreement, or the legality, validity, binding effect or enforceability of any of this Agreement. Except as set forth in Schedule 4.4, no consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by TAI, Holdings or the Holdings Shareholder or the consummation by it of the transactions contemplated hereby.

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         4.5      Holdings Financial Statements.

                  (a) Holdings has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the SEC since January 1, 2000 (the "Holdings SEC Documents"), each of which complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. No Subsidiary of Holdings is required to file any form, report, statement, schedule, registration statement or other document with the SEC. No Holdings SEC Document, when filed (or, if amended or superseded by a filing prior to the Closing Date, on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the audited and unaudited consolidated financial statements of Holdings (including any related notes thereto) included in the Holdings SEC Documents have been prepared in accordance with GAAP, applied on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of Holdings and its Subsidiaries as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for normal and recurring year-end adjustments that are not material.

                  (c) Except as set forth in Schedule 4.5(c) and on the balance sheet of Holdings as of March 31, 2003 included in the Holdings SEC Documents (the "Holdings Latest Balance Sheet"), or in the notes thereto, Holdings does not have any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due), and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability.

                  (d) TAI is a newly formed entity, formed for the purpose of the Merger, and has no assets or liabilities of any kind whatsoever.

         4.6 Material Adverse Change. Since March 31, 2003, there has been no change in the business, property, condition (financial or otherwise) or results of operations of Holdings which could reasonably be expected to have a Material Adverse Effect with respect to Holdings.

         4.7 Taxes. Holdings has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Holdings, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided on the Holdings Latest Balance Sheet and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Holdings in respect of any taxes or other governmental charges are adequate. Holdings is taxable as a "C" corporation for federal income tax purposes.

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         4.8      Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to best knowledge of any of its officers, threatened against or affecting Holdings. Holdings has no contingent obligations not provided for or disclosed in the Holdings Latest Balance Sheet.

         4.9 Material Agreements. Schedule 4.9 lists all agreements, contracts, leases, licenses and other instruments to which Holdings is a party.

         4.10 Compliance With Laws. Holdings has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect with respect to Holdings.

         4.11 Operations. Neither Holdings nor TAI has ever had any operations.

         4.12 Issuance of Holdings Common Stock. The shares of Holdings Common Stock to be delivered to the Company Shareholders hereunder have been duly and validly authorized and when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of any statutory preemptive rights, or any other preemptive right, co-sale right, right of first refusal or other similar right.

         4.13 Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by TAI, Holdings or any of its officers, directors or agents or the Holdings Shareholder with respect to the transactions contemplated by this Agreement.

                                    ARTICLE V
                                     CLOSING

         5.1 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Jackson Walker L.L.P., 2435 N. Central Expressway, Suite 600, Richardson, Texas, 75080 on or before October 1, 2003, or such other date as mutually agreed to by the parties (the "Closing Date")

         5.2 TAI, Holdings and the Holdings Shareholder Conditions. The obligation of TAI, Holdings and the Holdings Shareholder to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Company Shareholders contained in Article III shall be true and correct in all material respects and the covenants and agreements of such parties set forth in Article VI shall have been complied with at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                  (b) Consents. EAI, Holdings and the Holdings Shareholder shall have received all approvals and consents required under its loan agreements, leases, and indentures, shareholders

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agreements or other debt documents or contracts necessary to consummate the transactions contemplated herein, including without limitation, those set forth on Schedule 4.4.

                  (c) No Injunctions. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

         5.3 The Company and the Company Shareholders Conditions. The obligation of the Company and the Company Shareholders to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Holdings and the Holdings Shareholders contained in Article IV hereof shall be true and correct in all material respects and the covenants and agreements of such parties set forth in Article VI shall have been complied with at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                  (b) Consents. The Company and the Company Shareholders shall have received all approvals and consents required under their respective loan agreements, leases, and indentures, shareholders agreements or other debt documents or contracts necessary to consummate the transactions contemplated herein.

                  (c) No Injunctions. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

                  (d) Reverse Stock Split. Holdings shall have completed a one for 100 reverse split of the outstanding Holdings Common Stock, and the authorized shares of Holdings Common Stock shall remain at 100,000,000 shares.

         5.4      Closing Deliverables.

                  (a) At the Closing, the Company will have delivered or caused to be delivered to Holdings all of the following in form and substance satisfactory to Holdings:

                           (i) copies of the resolutions unanimously and duly adopted by the Company's board of directors, authorizing the execution, delivery and performance by the Company of this Agreement, and the consummation of all of the other transactions hereunder and thereunder, certified as of the Closing Date by the secretary of the Company;

                           (ii) a certificate dated as of the Closing Date from an officer of the Company and from each of the Company Shareholders stating that the conditions specified in Section 5.3 have been fully satisfied or waived by the Company and the Company Shareholders, as applicable; and

                           (iii) a certificate of good standing and existence form the Secretary of State of the State of Nevada, of a recent date, with respect to the Company.

                  (b) At the Closing, Holdings will have delivered or caused to be delivered to the Company and the Company Shareholders each of the following in form and substance satisfactory to the Company and the Company
Shareholders:

                           (i) a certificate of the secretary of Holdings and TAI, certifying (A) that a true, correct and complete copy of the articles of incorporation of Holdings and TAI, as applicable is attached, and (B) that a true, correct and complete copy of the bylaws of Holdings and TAI, as applicable is attached;

                           (ii) copies of the resolutions unanimously and duly adopted by each of Holdings' and TAI's boards of directors authorizing the execution, delivery and performance by Holdings and TAI of this Agreement, and the consummation of all of the other transactions hereunder and thereunder, certified as of the Closing Date by the secretary or assistant secretary of Holdings and TAI, as applicable;

                           (iii) a certificate dated as of the Closing Date from an officer of each of TAI and Holdings and the Holdings Shareholder stating that the conditions specified in section 5.2 have been fully satisfied or waived by TAI, Holdings and the Holdings Shareholders, as applicable;

                           (iv) certificates representing an aggregate of [13,461,200] shares of Holdings Common Stock, issued to the Company Shareholders in accordance with Section 2.5(b) above; and

                           (v) a certificate of existence and good standing from the Secretaries of State of the States of Colorado and Nevada, each of a recent date, with respect to Holdings and TAI, as applicable.

                                   ARTICLE VI
                              PRE-CLOSING COVENANTS

         6.1 Covenants of the Company. After the Effective Date and until the earlier of (a) the Closing Date or (b) the expiration or termination of this Agreement, unless Holdings shall otherwise consent in writing:

                  (a) Conduct of Business. The Company will carry on and conduct its businesses in substantially the same manner as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (b) Compliance with Laws. The Company will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         6.2 Covenants of TAI and Holdings. After the Effective Date and until the earlier of (a) the Closing Date, or (b) the expiration or termination of this Agreement, unless the Company shall otherwise consent in writing;

                  (a) Conduct of Business. Holdings will carry on and conduct its business in substantially the same manner as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and in good standing in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Without limiting the generality of the foregoing, the Holdings will not: (i) declare, pay or set aside for payment any dividend or other distribution payable in cash, stock, property or otherwise in respect of its equity ownership; or directly or indirectly redeem, purchase, repurchase (except as required to consummate the transactions contemplated herein) or otherwise acquire any Holdings Common Stock or any securities or obligations convertible into or exchangeable for any of its Holdings Common Stock, as the case may be; (ii)(A) incur or assume any debt or issue any debt securities, except under its existing lines of credit, but not exceeding the current credit limit under such lines of credit, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (C) make any loans or advances to any person, other than with respect to extensions of credit to their respective customers in the ordinary course of business consistent with past practice, or (D) mortgage or pledge any of its assets, tangible or intangible, or create any material Lien thereupon; (iii) enter into any lines of business or otherwise commence operation of any business; or (iv) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article IV hereof materially untrue or incorrect. TAI will not conduct any business of any kind whatsoever.

                  (b) Compliance with Laws. TAI and Holdings will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                  (c) Merger. Except as contemplated by this Agreement, neither TAI nor Holdings will merge or consolidate with or into any other Person.

                  (d) Dilution of Ownership. Holdings will not consent to or approve of the issuance of (i) any additional stock, securities or other equity securities or interests, (ii) any instrument convertible voluntarily by Holdings or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such stock, securities or interests, or
(iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such stock, securities or interests.

         6.3 Access. From the Effective Date until the Closing Date (or the termination of this Agreement), each party shall afford to the other party and such other party's representatives reasonable access, upon reasonable notice during normal business hours, to all its properties, books, contracts, commitments, personnel and records and shall furnish promptly to such other party all information concerning its business, properties and personnel as may reasonably be requested. All such information as may be furnished by or on behalf of a party to another party or such other party's representatives pursuant to this Section 6.3 shall be and remain confidential. No investigation pursuant to this Section 6.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         6.4 Notification of Certain Matters. Each of the Company, TAI, Holdings, the Company Shareholders and the Holdings Shareholder shall promptly advise the other parties orally and in writing of (a) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (c) any event or change or impending occurrence of any event or change of which it has knowledge and which has resulted, or which, insofar as can reasonably be foreseen, is likely to result, in any of the conditions to the transactions contemplated hereby set forth in Article V not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.5 Simultaneous Closing. Notwithstanding anything herein to the contrary, the parties hereto agree that Holdings is negotiating and/or executed, an agreement and plan of merger with an affiliate of the Company, GPX Partners, L.L.C. ("GPX"), and its members, and any and all representations, warranties, covenants and agreements contained herein are deemed not to include such transaction and/or the operations of GPX.

                                  ARTICLE VII
                             POST CLOSING COVENANTS

         7.1 Private Placement. Following the Merger, Holdings shall undertake to negotiate and consummate a private placement or public offering of additional shares of equity securities of Holdings (the "Financing") the proceeds of which shall be at least $3,000,000 (less associated expenses). In the event Holdings consummates the Financing, Holdings shall, within ten (10) business days of receiving the proceeds therefrom, pay to the Holdings Shareholder all of the outstanding debt owed by Holdings to the Holdings Shareholder; provided that such debt is either listed on the Holdings Latest Balance Sheet, or is set forth in Schedule 4.5(c).

         7.2 Registration Rights. Holdings hereby grants to the Company Shareholders, with respect to the shares of Holdings Common Stock to be received by the Company Shareholders in the Merger, the registration rights set forth in Exhibit C.

                                  ARTICLE VIII
                 LIMITATION ON TRANSFER OF HOLDINGS COMMON STOCK

         8.1 Restriction on Transfer. The shares of Holdings Common Stock to be issued to the Company Stockholders in the Merger will not be registered under the Securities Act on the Closing Date and may not be transferred, sold or otherwise disposed of any of the Company Stockholders, except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act.

         8.2 Restrictive Legend. Each certificate representing shares of Holdings Common Stock issued by Holdings to the Company Shareholders in accordance with Section 2.5 shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE APPLICABLE SECURITIES AND EXCHANGE COMMISSION RULES AND REGULATIONS.

         8.3 Removal of Restrictive Legend. Holdings agrees to remove such legend (or any relevant portion thereof), by prompt delivery of substitute certificates upon the request of the holder if at such time such legend (or portion thereof) is no longer required for purposes of, or applicable pursuant to, the prior provisions of this Article VIII.

                                   ARTICLE IX
                          INDEMNIFICATION; TERMINATION

         9.1 Indemnification by the Company Shareholders. Each of the Company Shareholders hereby agrees to defend, indemnify and hold Holdings and the Holdings Shareholder, and their respective officers, directors, shareholders, employees, successors, heirs, assigns, attorneys and representatives harmless against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Holdings or the Holdings Shareholder is a party thereto) which Holdings or the Holdings Shareholder may pay or incur arising out of or relating to a breach of any representation, warranty or covenant of the Company or the Company Shareholders under this Agreement. Notwithstanding the foregoing, a Company Shareholder's obligation to indemnify Holdings and the Holdings Shareholders shall only apply to the extent that the Company or such Company Shareholder breached his representations, warranties or covenants (and not those of any other Company Shareholder).

         9.2 Indemnification by the Holdings Shareholder. The Holdings Shareholder agrees to defend, indemnify and hold the Company and the Company Shareholders, and their respective officers, directors, shareholders, members, employees, successors, assigns, attorneys and representatives harmless against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Company or the Company Shareholder is a party thereto) which the Company or the Company Shareholders may pay or incur arising out of or relating to a breach of any representation, warranty or covenant of Holdings or the Holdings Shareholders under this Agreement.

         9.3 Survival of Representations and Warranties. The representations and warranties made by parties in this Agreement and in any certificate or schedule furnished hereunder shall survive the Effective Time for a period of one (1) year thereafter. None of the covenants or agreements in this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein or therein that by their terms apply or are to be performed in whole or in part after the Effective Time, including without limitation, the covenants and agreements contained in Section 9.1 and 9.2 above.

         9.4 Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned, prior to the Closing as follows:

                  (a)      by mutual written consent of all the parties;

                  (b) by Holdings or the Holdings Shareholder in the event any of the conditions in Section 5.2 have not been satisfied on or before October 1, 2003 through no fault of TAI, Holdings or the Holdings Shareholder; or

                  (c)      by the Company in the event any of the conditions in
Section 5.3 have not been satisfied on or before October 1, 2003, through no fault of the Company or any of the Company Shareholders;

         9.5 Effect of Termination. If this Agreement is terminated pursuant to Sections 9.4 all rights and obligations of the parties hereunder shall terminate without liability of any party to any other party.

                                   ARTICLE X
                               GENERAL PROVISIONS

         10.1 Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         10.2 Expenses. Each of the parties shall bear their own expenses (including reasonable attorneys' fees and time charges of attorneys) paid or incurred by such party in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of this Agreement and the Merger.

         10.3 Entire Agreement; Assignment. This Agreement and the attached Exhibits and Schedules embodies the entire agreement and understanding among TAI, Holdings, the Holdings Shareholder, the Company and the Company Shareholders and supersede all prior agreements and understandings among such parties relating to the subject matter thereof. This Agreement may not be assigned without the prior written consent of the other parties.

         10.4 Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10.5 Amendment. No amendment or modification to this Agreement shall be effective, unless in writing and signed by all the parties.

         10.6 Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

         10.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at
(a) its address or facsimile number set forth on the signature pages hereof or
(b) such other address or facsimile number as such party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail, certified or registered with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

         10.8 Choice Of Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

         10.9 Venue. THE EXCLUSIVE JURISDICTION FOR ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

         10.10 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed and delivered by facsimile copy.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                TAI ACQUISITION, INC.

                                                By: /s/ Larry Carr
                                                Title: President

                                                Address: _______________________
                                                         _______________________
                                                Fax:     _______________________

                                                THE ENTITY, INC.

                                                By: /s/ Larry Carr
                                                Title: President

                                                Address: _______________________
                                                         _______________________
                                                Fax:     _______________________

                                                ________________________________
                                                    Larry M. Carr

                                                Address: _______________________
                                                         _______________________
                                                Fax:     _______________________

                                                BOUNDLESS MOTOR SPORTS
                                                RACING, INC.

                                                By: /s/ Leslie Wulf
                                                Title: President and CEO

                                                Address: _______________________
                                                         _______________________
                                                Fax:     _______________________

                                                /s/ Bobby Hartslief
                                                      Bobby Hartslief

                                                Address: _______________________
                                                         _______________________
                                                Fax:     _______________________

                                                /s/ Paul Kruger
                                                      Paul Kruger

                                                Address: _______________________
                                                         _______________________
                                                Fax:     _______________________

                                                /s/ Jesse Shelmire
                                                     Jesse Shelmire

                                                Address: _______________________
                                                         _______________________
                                                Fax:     _______________________

                                                /s/ Leslie Wulf
                                                     Leslie Wulf

                                                Address: _______________________
                                                         _______________________
                                                Fax:     _______________________

                                                /s/ Rick Dahlson
                                                     Rick Dahlson

                                                Address: 1250 Shady Oaks Drive
                                                         Southlake, Texas 76092
                                                Fax:     (972) 744-2990

                                    EXHIBIT A

                                   DEFINITIONS

         As used in this Agreement:

         "Agreement" means this agreement, as it may be amended or modified and in effect from time to time.

         "Closing" is defined in Section 5.1.

         "Closing Date" is defined in Section 5.1.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Company" is defined in the preamble to this Agreement.

         "Company Stock" means the common stock, $0.001 par value per share, of the Company.

         "Company Voting Debt" is defined in Section 3.2.

         "Constituent Companies" means the Company and TAI.

         "Effective Date" is defined in the preamble to this Agreement.

         "Effective Time" means the time at which the Articles of Merger are filed with the Secretary of State of the State of Nevada, in accordance with the NRS.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and any rule and regulation issued thereunder.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a consistent manner.

         "Holdings" is defined in the preamble to this Agreement.

         "Holdings Common Stock" means shares of Holdings' common stock, $0.0001 par value.

         "Holdings Latest Balance Sheet" is defined in Section 4.5(c).

         "Holdings SEC Documents" is defined in Section 4.5(a).

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

         "Material Adverse Effect" means, with respect to a Person, a material adverse effect on (i) the business, Property, condition (financial or otherwise), or results of operations of the Person taken as a whole, (ii) the ability of the Person to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement or the rights or remedies of hereunder.

         "Merger" is defined in the Recitals to this Agreement.

         "NRS" is defined in the Recitals to the Agreement.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Private Placement" is defined in Section 7.1

         "Private Placement" Deadline is defined in Section 7.2.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any rule and regulation issued thereunder.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Substantial Portion" means, with respect to the Property of the Company, Property which (a) represents more than 10% of the consolidated assets of the Company as would be shown in the consolidated financial statements of the Company as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company as reflected in the financial statements referred to in clause (a) above.

         "Surviving Corporation" is defined in Section 2.1.

         "TAI" is defined in the preamble to this Agreement.

         "TAI Stock" means the common stock, $0.001 par value per share, of TAI.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Voting Debt" is defined in Section 4.2.

                                    EXHIBIT B

                               ARTICLES OF MERGER

                             [See attached document]

                                    EXHIBIT C

                               REGISTRATION RIGHTS

                             [See attached document]

                               REGISTRATION RIGHTS

1.       Definitions.

         (a) As used in this Exhibit C, the following terms shall have the meanings specified below:

                  (i) "AFFILIATE," of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

                  (ii)     "COMMISSION" means the Securities and Exchange
         Commission.

                  (iii) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                  (iv) "INVESTORS" means all Persons receiving Holdings Common Stock in the Merger pursuant to the terms and conditions of the Agreement and any permitted transferee or assignee of Registrable Securities who agrees to become bound by all of the terms and provisions of this Exhibit C.

                  (v) "PERSON" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government agency or political subdivision thereof.

                  (vi) "PROSPECTUS" means the prospectus (including any preliminary prospectus and/or any final prospectus filed pursuant to Rule 424(b) under the Securities Act and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by Holdings under the Exchange Act and incorporated by reference therein.

                  (vii) "PUBLIC OFFERING" means a firm commitment underwritten offering registered with the Commission and the appropriate state securities commissions by Holdings of its Holdings Common Stock and made pursuant to the Securities Act.

                  (viii) "REGISTRABLE SECURITIES" means the shares of Holdings Common Stock received by Investors in the Merger; provided, however, a share of Holdings Common Stock shall cease to be a Registrable Security for purposes of this Exhibit C when it no longer is a Restricted Security.

                  (ix) "REGISTRATION STATEMENT" means a registration statement of Holdings filed on Form S-1, S-2, S-3, SB-1 or SB-2 under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.

                  (x) "RESTRICTED SECURITY" means any share of Holdings Common Stock received by Investors in the Merger except any share that
         (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and a new share of Holdings Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of Holdings.

                  (xi) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

         (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Agreement to which this Exhibit C is attached.

2.       Registration.

         (a) Registration on Request. Except as provided in subsection (b) of this Section 2, upon the written request of Investors owning at least a majority of the then outstanding Registrable Securities that Holdings effect pursuant to this Section 2(a) the registration of the requesting Investors' Registrable Securities under the Securities Act (which request shall specify the number of Registrable Securities to be registered), Holdings shall, as expeditiously as reasonably possible, notify all other Investors of such request (and allowing them to participate therein), and use its best efforts to effect the registration under the Securities Act of the Registrable Securities of all Investors which Holdings has been so requested to register. Notwithstanding the above, Holdings shall not be obligated to take any action to effect any registration requested by the Investors pursuant to the previous sentence (i) after two years from the Closing Date, or (ii) after Holdings has effected one
(1) registration pursuant to this Section 2(a) and such registration has been declared or ordered effective.

         Notwithstanding any other provision hereof to the contrary, a registration requested pursuant to this Section 2(a) shall not be deemed to have been effected (i) unless it has become effective and remains effective for at least 180 days; provided, however, that a registration which does not become effective after Holdings has filed a registration statement with respect thereto solely by reason of the refusal by a requesting Investor, in its sole discretion, to proceed with such registration shall be deemed to have been effected by Holdings at the request of the Investors unless the requesting Investor shall have elected to pay all expenses of registration provided for in Section 5 below in connection with such registration, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other govern-mental agency or court for any reason other than a misrepresentation or an omission by any participating Investor, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some wrongful act or omission, or act or omission in bad faith, by any participating Investor.

         Holdings shall not be obligated to effect any registration pursuant to this Section 2(a) within 90 days after the effective date of any underwritten public offering by Holdings or of any previous registration withdrawn at the request of the requesting Investors. Holdings may postpone for up to 90 days the filing or the effectiveness of a registration statement for a registration pursuant to this Section 2(a) if the financial advisor and/or underwriter to Holdings certifies to the Investors that such registration would reasonably be expected to have a material adverse effect on Holdings; provided, however, that in such event the Investors requesting such registration shall be entitled to withdraw such request and, if such request is withdrawn, such registration shall not count as the one permitted registration under this Section 2(a) and Holdings shall pay all the above referenced registration expenses in connection with such postponed or withdrawn registration.

         (b) Piggyback Registration Rights. (i) Without limiting the obligations of Holdings pursuant to Section 2(a) above, until such date as the Registration Statement to be filed in accordance with Section 2(a) is declared effective by the Commission, if Holdings proposes to register any of its Holdings Common Stock or any other shares of capital stock of Holdings under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Holdings Common Stock or any other shares of common stock of Holdings issuable upon exercise of employee or consultant share options or in connection with any employee benefit or similar plan of Holdings or (C) in connection with a direct or indirect acquisition by Holdings of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the Investors, which notice shall set forth such Investors' rights under this Section 2(c) and shall offer the Investors the opportunity to include in such registration statement such number of Registrable Securities as the Investors may request. Upon the written request of an Investor made within 10 days after the receipt of notice from Holdings (which request shall specify the number of Registrable Securities intended to be disposed of by such Investors), Holdings will use all reasonable commercial efforts to effect the registration under the Securities Act of all Registrable Securities that Holdings has been so requested to register by the Investors, to the extent requisite to permit the disposition of the Registrable Securities to be so registered; provided, however, that (A) if such registration involves a Public Offering, the Investors must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to Holdings and (B) if, at any time after giving written notice of its intention to register any Holdings Common Stock pursuant to this Section 2(b) and prior to the effective date of the registration statement filed in connection with such registration, Holdings shall determine for any reason not to register such Holdings Common Stock, Holdings shall give written notice to the Investors and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

         The Company's obligations under this Section 2(b) shall terminate on the date that the Registration Statement to be filed in accordance with Section 2(a) is declared effective by the Commission. If a registration pursuant to this
Section 2(b) involves a Public Offering and the managing underwriter thereof advises Holdings that, in its view, the number of shares of Holdings Common Stock, if any, or other shares of Holdings Common Stock that Holdings and the Investors intend to include in such registration exceeds the largest number of shares of Holdings Common Stock (including any other shares of Holdings Common Stock or warrants of Holdings) that can be sold without having a material adverse effect on such Public Offering (the "Maximum Offering Size"), Holdings will include in such registration only that number of shares of Holdings Common Stock which does not exceed the Maximum Offering Size, in the following order of priorities: (1) first, all securities Holdings proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by other holders of securities entitled to participate in the registration, drawn from them pro-rata based on the number of shares each has requested to be included in such registration and the Investors pursuant to this Exhibit C. If as a result of the proration provisions of this Section 2(b), the Investors are not entitled to include all such Registrable Securities in such registration, such Investors may elect to withdraw their request to include any Registrable Securities in such registration.

         Specifically, and not by way of limitation, all of the Registrable Securities shall be included in any Registration Statement filed by the Company on behalf of investors participating in the Private Placement.

         Notwithstanding the foregoing, Holdings shall have no obligations under this Section 2(b) hereof at any time that such Registrable Securities are the subject of an effective registration statement.

3. Obligations of Holdings. In connection with the registration of the Registrable Securities, Holdings shall use all commercially reasonable efforts to:

         (a) Subject to the provisions of Section 3(q) hereof, promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Registrable Securities for a period of two years from the date the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus or otherwise cease to be Registrable Securities (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Holdings' obligations hereunder shall terminate as to any investor at such time as that Investor's Registrable Securities can be sold under Rule 144(k);

         (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of Holdings covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement;

         (c) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to the Investors and reflect in such documents all such comments as the Investors reasonably may propose (including comments as to the Investors' plans of distribution); and (ii) furnish to each Investor whose Registrable Securities are included in the Registration Statement, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by Holdings, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

         (d) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of all jurisdictions requiring blue sky registration or qualification, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be reasonably necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that Holdings shall not be required in connection with any of its obligations under this Section 3(d) to
(A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

         (e) As promptly as practicable after becoming aware of such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;

         (f) Notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement on the date of receipt of any such stop order or other suspension, and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

         (g) Cause all the Registrable Securities covered by the Registration Statement to be listed, not later than the date that Registration Statement is declared effective by the Commission, on a principal national securities exchange, or included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by Holdings are then listed or included;

         (h) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

         (i) Reasonably cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investors may request; and, within five business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by Holdings to deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

         (j) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

         (k) Make generally available to its security holders as soon as practicable, but in any event not later than three (3) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of Holdings and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of Holdings, Rule 158);

         (l) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which Holdings does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

         (m) In connection with any underwritten offering, make such representations and warranties to the Investors participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by Holdings to underwriters in secondary underwritten offerings;

         (n) In connection with any underwritten offering, obtain opinions of counsel to Holdings (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the date the Registration Statement is first declared effective or most recent post- effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

         (o) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of Holdings (and, if necessary, from the independent public accountants of any subsidiary of Holdings or of any business acquired by Holdings, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

         (p) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any;

         (q) Notwithstanding anything to the contrary in Section 3, at any time after the Registration Statement has been declared effective, Holdings may delay the disclosure of material non-public information concerning Holdings, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of Holdings and its counsel, in the best interest of Holdings (a "Grace Period"); provided, that Holdings shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Investors in writing in advance of, or on the same date on which, the Grace Period ends; and, provided further, that during the Registration Period, there shall be only three Grace Periods (not to exceed 30 days each) nor more than one Grace Period (not to exceed 30 days each) in any six-month period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the date specified as the Grace Period ending date in the notice referred to in clause (ii).

         Notwithstanding the foregoing, Holdings shall have no obligations under
Section 3(l) through (p) unless it is effecting an underwritten offering pursuant to Section 2(b).

4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations, which obligations shall be several and not joint:

         (a) It shall be a condition precedent to the obligations of Holdings to complete the registration pursuant to this Exhibit C with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to Holdings such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as Holdings may reasonably request.

         (b) Each Investor by its acceptance of the Registrable Securities agrees to cooperate in all reasonable respects with Holdings in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified Holdings in writing of its election to exclude all of its Registrable Securities from the Registration Statement;

         (c) As promptly as practicable after becoming aware of such event, notify Holdings of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (d) Each Investor agrees that, upon receipt of any notice from Holdings of the occurrence of any event of the kind described in Section 3(e) or 3(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e) and, if so directed by Holdings, such Investor shall deliver to Holdings (at the expense of Holdings) or destroy (and deliver to Holdings a certificate of destruction) all copies in such Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; and

         (e) Each Investor agrees to comply with the obligations imposed by Regulation M of the Securities Act.

5. Expenses of Registration. All expenses, other than underwriting discounts and commissions arising from sales of Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees and accounting fees shall be borne by Holdings.

6.       Indemnification and Contribution.

         (a) Holdings shall indemnify and hold harmless each Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors, trustees, employees, advisors, legal counsel and accountants and each person who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration

Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and Holdings hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that Holdings shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to Holdings by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(e), the use by the Indemnified Person of an outdated or defective Prospectus after Holdings has provided to such Indemnified Person written notice that such Prospectus is outdated or defective.

         (b) Indemnification by the Investors and Underwriters. Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless Holdings, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of Holdings), its officers, employees, advisors, legal counsel and accountants and each person, if any, who controls Holdings within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which Holdings or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (y) an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Holdings by such Investor or underwriter expressly for use therein; or (z) in the case of the occurrence of an event of the type specified in Section 3(e) above, the use by the Indemnified Person of an outdated or defective Prospectus after the Indemnified Person has received from Holdings written notice that such Prospectus is outdated or defective; provided, however, that no Investor or underwriter shall be liable under this Section 6(b) for any amount in excess of the net proceeds paid to such Investor or underwriter in respect of shares sold by it; and (ii) reimburse Holdings for any reasonable legal or other expenses incurred by Holdings in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Notice of Claims, Etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ one separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) counsel to the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or
(iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (i), (ii) or (iii) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

         (d)      Contribution. If the indemnification provided for in this
Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters in this Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

         (e) Notwithstanding any other provision of this Section 6, in no event shall any (i) Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the net proceeds to be received by such Investor from the sale of such Investor's Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

         (f) The obligations of Holdings under this Section 6 shall be in addition to any liability that Holdings may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability that such Indemnified Person may otherwise have to Holdings. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity.

7. Rule 144. With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of Holdings to the public without registration ("Rule 144"), Holdings agrees to:
(a) comply with the provisions of paragraph (c) (1) of Rule 144; and (b) use all commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by Holdings pursuant to
Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

8. Assignment. The rights to have Holdings register Registrable Securities pursuant to this Exhibit C may be assigned or transferred only with the prior written consent of Holdings (which consent shall not be unreasonably withheld or delayed), and any such assignment or transfer without such consent shall be void and of no effect. Notwithstanding the foregoing, such consent of Holdings shall not be required with respect to: (i) any assignment or transfer of Registrable Securities to an Affiliate of Investor, including for this purpose if Investor is an investment company, any fund or account advised by Investor's investment adviser or any Affiliate thereof; or (ii) any assignment or transfer of all of the Registrable Securities owned by an Investor. In the event of any such permitted assignment or transfer by the Investors to any permitted transferee of all or any portion of such Registrable Securities such transfer will be allowed only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Holdings within a reasonable time after such assignment, (b) Holdings is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, (d) at or before the time Holdings received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with Holdings to be bound by all of the provisions contained herein, and (e) Holdings is furnished with an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to Holdings, to the effect that the permitted assignment would be in compliance with the Securities Act and State Acts.